================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15 (d) of the
                       Securities and Exchange Act of 1934

Date of Report:  December 11, 2002
(Date of earliest event reported):  November 22, 2002

                               RCM INTERESTS, INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                        0-49647              75-2926438
(State or other jurisdiction of        (Commission File      (I.R.S. Employer
 incorporation or organization)             Number)          Identification No.)

         7200 Lake Havasu Court
            Arlington, Texas                                       76016
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code:  (817) 496-4414





================================================================================

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURES.

Effective November 21, 2002, RCM Interests, Inc. (the "Company") entered into that certain Merger Agreement (the "Merger Agreement") by and among the Company, RCM Interests, Inc. Acquisition Corp. (a wholly owned subsidiary of the Company "Acquisition Sub") and Graphco Technologies, Inc. ("Graphco"). The Merger Agreement contemplates that on the closing date of merger transaction described therein, Graphco will merge with and into Acquisition Sub. It is anticipated that at the closing, the current officers and directors of the Company will resign to be replaced by management of Graphco. Furthermore, it is anticipated that the current business operations of the Company will cease and that the business operations of Graphco will become the principal business activities in which the Company shall engage. As a result of the merger transaction, a change in control of the Company will occur.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

  Exhibit Number                  Description                   Method of Filing
  --------------                  -----------                   ----------------
      2.1              Merger  Agreement dated November          Filed herewith
                       21,   2002  by  and   among  RCM
                       Interests,  Inc., RCM Interests,
                       Inc.   Acquisition   Corp.   and
                       Graphco    Technologies,    Inc.
                       (Schedules   and  exhibits  have
                       been omitted)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 11, 2002                                     RCM Interests, Inc.
                                                      (Registrant)


                                                      By: /s/  Ronald C. Morgan
                                                         -----------------------
                                                         Ronald C. Morgan
                                                         Chief Executive Officer